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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM 8-K



                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report:                 February 21, 1995




                            HEALTHSOUTH Corporation
           ---------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




           Delaware                   1-10315                  63-0860407
      ------------------              ---------               ------------
       (State or Other               (Commission            (I.R.S. Employer
Jurisdiction of Incorporation        File Number)          Identification No.)
        or Organization)



   Two Perimeter Park South
      Birmingham, Alabama                                         35243
 ----------------------------                                  -------------
     (Address of Principal                                       (Zip Code)
      Executive Offices)



  Registrant's Telephone Number,                               (205) 967-7116
     Including Area Code:

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ITEM 5.           OTHER EVENTS

         On February 3, 1995, HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), entered into a Stock Purchase Agreement with NovaCare, Inc., a Delaware corporation ("NovaCare"), pursuant to which the Company will purchase the operations of NovaCare's rehabilitation hospital division. Under the terms of the Stock Purchase Agreement, the Company will purchase all of the issued and outstanding capital stock of Rehab Systems Company, a subsidiary of NovaCare, for $215 million in cash and $20 million in assumed liabilities for a total consideration of $235 million. This acquisition is to be funded by an increase in the Company's existing bank credit facilities. As a result of this transaction, the Company will acquire 11 rehabilitation hospitals in 7 states, 12 other rehabilitation facilities and two Certificates of Need. The consummation of the transaction is subject to certain regulatory and governmental reviews and approvals, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act. Subject to such approvals, the transaction is expected to close early in the second quarter of 1995.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  21.      Form  of  press   release   issued   by   HEALTHSOUTH
                           Corporation in connection with the above-described transaction.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:             February 21, 1995.

                               HEALTHSOUTH Corporation


                               By       /s/ ANTHONY J. TANNER
                               ----------------------------------------
                                           Anthony J. Tanner
                                        Executive Vice President
                                             and Secretary

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